SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2003

ClickSoftware Technologies Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel (State or Other Jurisdiction of Incorporation)	000-30827 (Commission File Number)	Not applicable (IRS Employer Identification No.)

34 Habarzel Street, Tel Aviv, Israel 69710

(Address of Principal Executive Offices)      (Zip Code)

(972-3) 765-9400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
CLICKSOFTWARE TURNS PROFIT, POSITIVE CASH FLOW AS REVENUES INCREASE IN FIRST QUARTER
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ClickSoftware Technologies Ltd. (Registrant)

Date: May 14, 2003	By:	/s/ Shmuel Arvatz
		Name:	Shmuel Arvatz
		Title:	Executive Vice President and Chief Financial Officer

Item 9. Regulation FD Disclosure.

In accordance with guidance from the Securities and Exchange Commission (the “SEC”), the information furnished under this Item 9 (“Regulation FD Disclosure”) is intended to be furnished under Item 12 (“Results of Operations and Financial Condition”). The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the SEC made by ClickSoftware Technologies Ltd (“ClickSoftware”) whether before or after the date hereof, regardless of any general incorporation language in such filing.

On May 14, 2003, ClickSoftware issued a press release (the “Press Release”) announcing the Company’s financial results for the quarter ended March 31, 2003 and forward-looking statements relating 2003. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CLICKSOFTWARE TURNS PROFIT, POSITIVE CASH FLOW
AS REVENUES INCREASE IN FIRST QUARTER

BURLINGTON, MA, May 14 — ClickSoftware Technologies, Ltd., (Nasdaq: CKSW) a leading provider of end-to-end service chain optimization software, today announced results for the first quarter ended March 31, 2003.

For the first quarter of 2003, total revenues were $5.1 million, with a consolidated net income of $0.2 million, or $0.01 per share. This compares with revenues of $3.1 million and a net loss of $2.4 million, or $0.09 per share, for the same period last year, and revenues of $4.6 million and a net loss of $4.1 million, or $0.16 per share (including restructuring costs of $2.7 million, or $0.10 per share), in the fourth quarter of 2002.

Software license revenues for the first quarter of 2003 were $2.2 million, while service revenues were $2.9 million. This compares to software license revenues of $1.0 million and service revenues of $2.1 million in the first quarter of 2002, and software license revenues of $2.4 million and service revenues of $2.2 million in the fourth quarter of 2002.

Gross profit in the first quarter of 2003 was $3.3 million, or 64% of revenues, compared to $1.7 million, or 54% of revenues, in the same period last year, and $2.8 million or 61% of revenues in the fourth quarter of 2002.

Net cash from operating activities was a positive $2.0 million in the first quarter of 2003, compared to a negative $0.3 million in the fourth quarter of 2002. The company increased its cash reserves (cash, cash equivalents and short and long-term investments) by $2.0 million from December 31, 2002. As of March 31, 2003, the company had cash, cash equivalents, and short and long-term investments of $8.6 million. Total assets at the close of the quarter were $14.4 million and stockholders’ equity was $6.9 million. Number of company’s employees as of March 31, 2003 was 112. This means revenues of $46,000 per employee for the quarter, or roughly $184,000 on an annualized run-rate.

“The results for the first quarter of 2003 signify two important milestones for ClickSoftware,” said Dr. Moshe BenBassat, ClickSoftware’s Chairman and Chief Executive Officer. “First, we reached profitability, and second, we started to generate cash again. While the economy continues to be challenging, we believe that with the cost-cutting measures we took last year and continued demand for our products we will be able to sustain this trend.”

ClickSoftware signed five new clients in the first quarter: two in Europe, two in North America, and one in New Zealand. The company continued to expand in the utility market with major wins of National Grid in the UK and Pacific Corporation in the U.S. In New Zealand the company won Fisher & Paykel, a leading vendor and service provider of home appliances. The company also had significant repeat orders, primarily for additional licenses, as existing customers continue to roll out ClickSoftware’s solutions.

“We continue to strengthen our relationships with our strategic partners; e.g., National Grid is a joint project with Accenture. Overall the percentage of deals that are influenced by our strategic partners is increasing. Looking forward, we believe that we will be able to sustain similar levels of revenues in the upcoming quarters”, added Dr. BenBasssat.

Investor Conference Call

ClickSoftware will host a conference call today at 8:30 a.m. ET to discuss these results and answer questions from the investment community. To participate, please call (800) 473-6123 and ask for the ClickSoftware conference call. International participants, please call (973) 582-2706. The conference call will be simultaneously webcast (in listen mode only) and is available via the Internet at http://www.clicksoftware.com. A replay of this call will be available on the ClickSoftware website, or by calling (877) 519-4471. The pass-code for the replay is 3908278#.

About ClickSoftware

ClickSoftware is a leading provider of end-to-end service optimization solutions that maximize service revenue and customer responsiveness while minimizing costs. ClickSoftware’s ServiceOptimization suite includes strategic and tactical workforce planning, optimized service scheduling, intelligent problem resolution, wireless workforce management, and business analytics, connecting all organizational levels and all functions. The company is headquartered in Burlington, MA and Israel, with offices in the United States, Europe, and Asia Pacific. For more information about ClickSoftware, call (781) 272-5903 or (888) 438-3308 or visit http://www.clicksoftware.com

Contact:
ClickSoftware Technologies Ltd.
Shmuel Arvatz
Chief Financial Officer
++972-3-7659422
Shmuel.Arvatz@clicksoftware.com

This press release contains express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, those regarding expected benefits from cost reductions, demand for the company’s products, future results of operations, relationships with strategic partners, and the ability to sustain profitability. Such “forward-looking statements” involve known and unknown risks, uncertainties and other factors, which may cause actual results or performance to be materially different from those projected. ClickSoftware’s achievement of these results may be affected by many factors, including among others, the following: uncertainties regarding the general economic outlook; the length of or change in the company’s sales cycle; the company’s ability to identify potential customers and to close sales to potential customers in a timely manner; the company’s ability to maintain relationships with strategic partners, the ability of the company’s professional services group to successfully complete implementations; and the company’s ability to predict and control expenses and to align revenues and expenses. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in ClickSoftware’s annual report on Form 10-K for the year ended December 31, 2002 and subsequent quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

ClickSoftware Technologies Ltd.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S dollars)

	March 31	December 31
	2003	2002

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,207	$3,400
Short-term investments	3,114	2,949
Trade receivables, net	2,474	4,043
Other receivables and prepaid expenses	1,462	1,254

Total current assets	12,257	11,646

FIXED ASSETS
Cost	4,124	4,119
Less — accumulated depreciation	3,001	2,869

	1,123	1,250

Long-term investments	280	280
Severance pay deposits	710	781

Total Assets	$14,370	$13,957

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term loans	$13	$17
Accounts payable and accrued expenses	4,908	5,369
Deferred revenues	1,189	411

Total current liabilities	6,110	5,797

LONG TERM LIABILITIES
Accrued severance pay	1,343	1,476

Total long-term liabilities	1,343	1,476

Total liabilities	7,453	7,273

SHAREHOLDERS’ EQUITY
Ordinary shares of NIS 0.02 par value	102	102
Additional paid-in capital	69,196	69,196
Deferred Stock Compensation	(26)	(101)
Accumulated deficit	(62,312)	(62,470)
Treasury stock, at cost: 39,000 shares	(43)	(43)

Total shareholders’ equity	6,917	6,684

Total liability and shareholders’ equity	$14,370	$13,957

ClickSoftware Technologies Ltd.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended

	March 31, 2003		March 31, 2002

	$	% of Revenues	$	% of Revenues

Revenues:
Software license	$2,245	44%	$1,020	33%
Services	2,896	56%	2,086	67%

Total revenues	5,141	100%	3,106	100%

Cost of revenues:
Software license	131	3%	36	1%
Services	1,677	33%	1,387	45%

Total cost of revenues	1,808	36%	1,423	46%

Gross profit	3,333	64%	1,683	54%

Operating expenses:
Research and development costs, net	486	9%	817	26%
Selling and Marketing expenses	1,955	38%	2,672	86%
General and administrative expenses	730	14%	489	16%
Amortization of deferred stock-based compensation	75	1%	75	2%

Total operating expenses	3,246	62%	4,053	130%

Income (Loss) from operations	87	2%	(2,370)	(76)%
Interest and other income, net	71	1%	20	-%

Net Income (loss)	$158	3%	$(2,350)	(76)%

Earnings (loss) per ordinary share	$0.01		$(0.09)

Earnings (loss) per ordinary share excluding charges for share based compensation	$0.01		$(0.09)

Shares used in computing basic and diluted earnings (loss) per share	25,616,410		25,488,015